[Preliminary Copy]

Exhibit 99.1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you
vote FOR proposals 1, 2 and 3.					For	Against	Abstain
1

To approve and adopt the Agreement and Plan of Merger, dated as of May 15, 2014, as it may be amended from time to time, by and among Digital Cinema Destinations Corp., Carmike Cinemas, Inc. and Badlands Acquisition Corporation (the “Merger Agreement”).

					☐	☐	☐
2	To approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by Digiplex to its named executive officers in connection with the merger.				☐	☐	☐
3	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the approval and adoption of the Merger Agreement.				☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.
DIGITAL CINEMA DESTINATIONS CORP.
Special Meeting of Stockholders
August 13, 2014 2:00PM
This proxy is solicited by the Board of Directors

The undersigned Stockholder hereby appoints A. Dale Mayo and Brian D. Pflug as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of DIGITAL CINEMA DESTINATIONS CORP. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 2:00PM, ET on 8/13/2014, at the Rialto Theater, 250 East Broad Street, Westfield, NJ 07090, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side